Company Contacts:	Investor Relations:
Bob Marbut, Chairman & Co-CEO	Kevin McGrath
Roni Chaimovski, Vice-Chairman & Co-CEO	Cameron Associates
Don Neville, EVP and CFO	Phone: (212) 245-8800
Argyle Security, Inc.	kevin@cameronassoc.com
Phone: (212) 245-2700 (NY)
Phone: (210) 828-1700 (TX)
Phone: 001-972-545-212-911 (Tel Aviv)

Media Relations:
Deanne Eagle
Cameron Associates
Phone: (212) 554-5463
deanne@cameronassoc.com

Argyle Security, Inc. Issues Preferred Stock and Amends
Senior and Subordinated Credit Facilities

SAN ANTONIO, JAN 9, 2009 (PR NEWSWIRE - FirstCall) -- Argyle Security, Inc., (OTC Bulletin Board:ARGL), ("Argyle") a service and solutions provider in the physical electronic security industry, announced today that it has received a $3-million preferred stock investment from funds managed by MML Capital Partners (the "Purchasers"). Under the terms of the transaction, Argyle has issued a new series of voting Preferred Stock, which can be converted into 2.7 million shares of Argyle's common stock at $1.10 per share.

ISI Security Group, Inc. (“Argyle Security USA”), Argyle’s wholly-owned subsidiary amended its senior credit facility with The PrivateBank and Trust Company (“PrivateBank”) by using the proceeds to reduce a portion of the outstanding balance of the senior credit facility and its mezzanine debt with William Blair Mezzanine Capital Fund III, L.P. (“Blair”), a fund managed by Merit Capital Partners.  Each lender has agreed to amend its financial covenants, and Blair has agreed to extend the maturity date of its debt by one year to January 2011.

Bob Marbut, Chairman and Co-CEO of Argyle Security, commented “We are pleased to announce this refinancing.  Management believes that the financial flexibility gained from the amendments of our primary credit facilities will enable us to better serve our customers in the year ahead.”

Sam Youngblood, President of Argyle Security USA, commented, "Despite the significant slowdowns in many sectors of the economy, the corrections and commercial security markets remain particularly strong. We believe that this refinancing will enable us to execute our 2009 business plan, continue to meet our customer expectations for quality service, and continue to strengthen our position as a leader in the corrections market and the fast growing critical infrastructure sector in the commercial security market."

Terms and Conditions of Financing

In connection with the investment of $3 million, the Purchasers received 27,273 shares of Series B Convertible Preferred Stock. At the option of the holder, each preferred share is convertible into 100 shares of Argyle's Common Stock at a price of $1.10 per share, subject to weighted average anti-dilution rights. Each holder of Preferred Stock has the right to one vote for each share of Common Stock into which such share could then be converted and, with respect to such votes, such holder has full voting rights and powers equal to the voting rights and powers of the holders of Common Stock. The Preferred pays a dividend of 4% per annum. Such dividends will be paid by Argyle at any time it deems appropriate, but no later than the liquidation or conversion of the Preferred, at which time they would be paid in cash. In addition, the holders of the Preferred have the right to appoint one individual to serve on Argyle’s Board of Directors. At this time, the holders have not made such election.

About Argyle Security, Inc.

Formed in 2005 and headquartered in San Antonio, TX, Argyle is a provider of services and solutions in the physical electronic security industry. In July 2007, Argyle acquired ISI Security Group, Inc. In February 2008, Argyle created Argyle Security USA, which encompasses ISI Security Group's operations in both the corrections and commercial sectors, also including the assets and operations acquired as a result of the PDI, Com-Tec and Fire Quest acquisitions during 2008. Argyle's channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets. Argyle currently has two reporting segments: "Argyle Corrections" and "Argyle Commercial Security".

Argyle Corrections is the controlling entity for business units consisting of ISI, PDI, Com-Tec and MCS and is one of the nation's largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products. Currently, MCS-Commercial Fire & Security is the only business unit comprising Argyle Commercial Security. Argyle Commercial Security focuses on the commercial security sector and provides turnkey, electronic security systems to the commercial market.

Please visit http://www.argylesecurity.com or http://www.argylesecurityusa.com for additional information on Argyle and Argyle Security USA.

Safe Harbor

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged," "foresees," "forecasts," "estimates" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the timing of closing our books and issuing final financial results. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition, including, without limitation, statements regarding Argyle's expected revenues, profit and income results. Similarly, statements herein that describe the Argyle's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release and Argyle undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.